AirGate PCS [LOGO]

Contact: Bill Loughman
         Chief Financial Officer
         404-525-7272


          AIRGATE PCS, INC. ANNOUNCES THIRD QUARTER FISCAL 2004 RESULTS
                           --------------------------
                   COMPANY REPORTS NET INCOME OF $2.2 MILLION
                         AND EBITDA OF OVER $20 MILLION

ATLANTA (August 11, 2004) - AirGate PCS, Inc. (Nasdaq: PCSA), a PCS Affiliate of Sprint, today announced financial and operating results for its third fiscal quarter and nine months ended June 30, 2004. Highlights of the quarter include the following:

o Net income for the quarter was $2.2 million, or $0.18 per share, compared with a loss of ($8.2) million, or ($1.59) per share in the third fiscal quarter of 2003.

o EBITDA, earnings before interest, taxes, depreciation and amortization, was $20.2 million compared with $14.1 million in the third fiscal quarter of 2003.

o Gross additions were 38,223 compared with 38,919 in the third fiscal quarter of 2003.

o Churn decreased to 2.55% in the third fiscal quarter of 2004 from 2.90% in the third fiscal quarter of 2003 and 2.92% in the second fiscal quarter of 2004.

o Net additions were 7,434 compared with 5,593 in the third fiscal quarter of 2003.

o Cash and cash equivalents increased to $62.0 million as of June 30, 2004 from $48.6 million at March 31, 2004 and from $30.8 million at June 30, 2003.


Financial Overview and Key Operating Metrics
Financial and operating metrics, which include non-GAAP financial measures, for the quarters and the nine months ended June 30, 2004 and 2003, include the following:



                                                                        For the Quarters Ended June 30,
                                                              ----------------------------------------------------
                                                                  2004        2003         Change      % Change
                                                              ----------------------------------------------------
Selected Financial Data (dollars in thousands)
  Revenue                                                    $   86,038  $   83,186      $  2,852        3.4%
  Operating expenses                                             77,821      80,701        (2,880)      (3.6%)
  Net income (loss)                                               2,175      (8,247)       10,422        N/M
  Capital expenditures                                            4,442       3,715           727       19.6%
  Cash and cash equivalents, end of period                       61,962      30,793        31,169      101.2%

Key Operating Metrics and Non-GAAP Financial Measures
  Total subscribers, end of period                              375,241     364,157        11,084        3.0%
  Subscriber gross additions                                     38,223      38,919          (696)      (1.8%)
  Subscriber net additions                                        7,434       5,593         1,841       32.9%

  Churn                                                            2.55%       2.90%       (0.35%)       N/M
  ARPU                                                       $    58.35  $    59.90      $  (1.55)      (2.6%)
  CPGA                                                       $      330  $      381      $    (51)     (13.4%)
  EBITDA (in thousands)                                      $   20,232  $   14,073      $   6,159      43.8%


AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 2
April 11, 2004

                                                                      For the Nine Months Ended June 30,
                                                              ----------------------------------------------------
                                                                  2004         2003        Change      % Change
                                                              ----------------------------------------------------
Selected Financial Data (dollars in thousands)
  Revenue                                                      $ 245,577    $ 241,800    $     3,777        1.6%
  Operating expenses                                             236,041      245,074         (9,033)      (3.7%)
  Loss from continuing operations                                (18,811)     (34,372)        15,561         N/M
  Discontinued operations                                        184,115      (42,571)       226,686         N/M
  Net income (loss)                                              165,304      (76,943)       242,247         N/M
  Capital expenditures                                            11,803       10,375          1,434       13.8%
  Cash and cash equivalents, end of period                        61,962       30,793         31,169      101.2%

Key Operating Metrics and Non-GAAP Financial Measures
  Total subscribers, end of period                                375,241      364,157        11,084        3.0%
  Subscriber gross additions                                      115,565      137,543       (21,978)     (16.0%)
  Subscriber net additions                                         15,781       25,018        (9,237)     (36.9%)
  Churn                                                              2.83%        3.30%       (0.47%)        N/M
  ARPU                                                         $    57.13   $    58.47    $    (1.34)      (2.3%)
  CPGA                                                         $      374   $      344    $       30        8.7%
  EBITDA (in thousands)                                        $   45,210   $   31,558    $   13,652       43.3%


Management Commentary
"We are very pleased to report the third quarter of fiscal 2004 represented the first quarter of achieving positive income from continuing operations in AirGate's history," said Thomas M. Dougherty, president and chief executive officer of AirGate PCS. "In addition, we also reported EBITDA in excess of $20 million, marking the sixth consecutive quarter for double-digit EBITDA for AirGate. These strong results provide the Company with a solid foundation to build upon as we continue our transition to pursuing a more aggressive growth-oriented strategy.

"During the third quarter, we realized significant improvements in our churn rate with a 37 basis point sequential improvement," Dougherty continued. "We attribute this improvement in churn to favorable seasonable trends which tend to result in lower involuntary churn and to initiatives we implemented during the quarter to address voluntary churn and improve prime customer retention."

"Revenues have been strong as subscriber service revenues have held steady with the increased penetration of subscribers using data services," Dougherty continued. "Also, as has traditionally been the case during our third fiscal quarter, we realized significant growth in inbound roaming minutes as non-AirGate wireless users traveled to vacation destinations within our footprint. Our roaming revenues increased for the quarter year over year despite a drop in the roaming rate with Sprint of nearly 30% to $0.041 per minute."

"On the operating expense side, our operating costs per subscriber improved over the same period last year with lower Sprint service bureau fees and lower bad debt expense due to improvements in the quality of our subscriber base," Dougherty continued. "In addition, we experienced only modest increases in network operating costs despite a nearly 30% increase in network minutes of use. Furthermore, we have carefully managed our investment in sales and marketing as we prepare to more aggressively expand our distribution capabilities."

                                     -MORE-

AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 3
April 11, 2004

"We continued to focus on strengthening our balance sheet with cash and cash equivalents increasing to $62.0 million as of June 30, 2004, compared with $48.6 million in the prior quarter," Dougherty continued. "During the quarter, we paid down $3.3 million of principal on our credit facility reducing the outstanding amount to $134.5 million. By virtually any measure, we had a great quarter accentuated with our first profitable quarter from continuing operations."

Conference Call
AirGate PCS will hold a conference call to discuss this press release Thursday, August 12, 2004, at 9:00 a.m. ET. A live broadcast of the conference call will be available on-line at www.airgatepcsa.com. To listen to the live call, please go to the Web site at least 15 minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call through the close of business on September 12, 2004

About AirGate PCS
AirGate PCS, Inc. is the PCS Affiliate of Sprint with the right to sell wireless mobility communications network products and services under the Sprint brand in territories within three states located in the Southeastern United States. The territories include over 7.4 million residents in key markets such as Charleston, Columbia, and Greenville-Spartanburg, South Carolina; Augusta and Savannah, Georgia; and Asheville, Wilmington and the Outer Banks of North Carolina.

-------

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the wireless industry, the recapitalization plan, our beliefs and our management's assumptions. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

Factors that could cause actual results to differ include: our dependence on the success of Sprint's wireless business; the competitiveness and impact of Sprint wireless pricing plans and PCS products and services; intense competition in the wireless market and the unsettled nature of the wireless market; the potential to experience a continued high rate of subscriber turnover; the ability of Sprint to provide back office billing, subscriber care and other services and the quality and costs of such services or, alternatively, our ability to outsource all or a portion of these services at acceptable costs and the quality of such services; subscriber credit quality; the ability to successfully leverage 3G products and services; inaccuracies in financial information provided by Sprint; new charges and fees, or increased charges and fees, imposed by Sprint; the impact and outcome of disputes with Sprint; our ability to predict future customer growth, as well as other key operating metrics; the impact of spending cuts on network quality, customer retention and customer growth; rates of penetration in the wireless industry; our significant level of indebtedness and debt covenant requirements; the impact and outcome of legal proceedings between other PCS Affiliates of Sprint and Sprint; the potential need for additional sources of capital and liquidity; risks related to our ability to compete with larger, more established businesses; anticipated future losses; rapid technological and market change; the impact of wireless local number portability; an adequate supply of subscriber equipment; the current economic slowdown; and the volatility of AirGate PCS' stock price.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from those contained in this news release, please refer to AirGate PCS' filings with the SEC, especially in the "risk factors" section of AirGate PCS' Form 10-K/A for the fiscal year ended September 30, 2003, and in subsequent filings with the SEC. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

                                     -MORE-

AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 4
April 11, 2004


Financial Measures and Key Operating Metrics
In this press release, the Company uses several key operating metrics and non-GAAP financial measures. In Schedule I, the Company defines each of these metrics and provides a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measure. These financial measures and operating metrics are a supplement to GAAP financial information and should not be considered as an alternative to, or more meaningful than, net income (loss), cash flow or operating income (loss) as determined in accordance with GAAP.

                                   SCHEDULE I

Financial Measures and Key Operating Metrics
The Company uses certain operating and financial measures that are not calculated in accordance with accounting principles generally accepted in the United States of America, or GAAP. A non-GAAP financial measure is defined as a numerical measure of a company's financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or
(ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented.

Terms such as subscriber net additions, average revenue per user ("ARPU"), churn and cost per gross addition ("CPGA") are important operating metrics used in the wireless telecommunications industry. These metrics are important to compare us to other wireless service providers. ARPU and CPGA assist management in budgeting and CPGA also assists management in quantifying the incremental costs to acquire a new subscriber. Except for churn and net subscriber additions, the Company has included a reconciliation of these metrics to the most directly comparable GAAP financial measure. Churn and subscriber net additions are operating statistics with no comparable GAAP financial measure. ARPU and CPGA are supplements to GAAP financial information and should not be considered an alternative to, or more meaningful than, revenues, expenses, loss from continuing operations, or net income (loss) as determined in accordance with GAAP.

Earnings before interest, taxes, depreciation and amortization, or "EBITDA", is a performance metric used by AirGate and by other companies. Management believes that EBITDA is a useful adjunct to income (loss) from continuing operations and other measurements under GAAP because it is a meaningful measure of a company's performance, as interest, taxes, depreciation and amortization can vary significantly between companies due in part to differences in accounting policies, tax strategies, levels of indebtedness, capital purchasing practices and interest rates. EBITDA also assists management in evaluating operating performance and is sometimes used to evaluate performance for executive compensation. The Company has included below a presentation of the GAAP financial measure most directly comparable to EBITDA, which is income (loss) from continuing operations, as well as a reconciliation of EBITDA to income
(loss) from continuing operations. EBITDA is a supplement to GAAP financial information and should not be considered an alternative to, or more meaningful than, net income (loss), income (loss) from continuing operations, or operating income (loss) as determined in accordance with GAAP. EBITDA has distinct limitations as compared to GAAP information such as net income (loss), income
(loss) from continuing operations, or operating income (loss). By excluding interest and income taxes for example, it may not be apparent that both represent a reduction in cash available to the Company. Likewise, depreciation and amortization, while non-cash items, represent generally the decreases in the value of assets that produce revenue for the Company.

                                     -MORE-

AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 5
April 11, 2004


ARPU, churn, CPGA and EBITDA as used by the Company may not be comparable to a similarly titled measure of another company.

The following terms used in this report have the following meanings:

o "ARPU" summarizes the average monthly service revenue per user, excluding roaming revenue. The Company excludes roaming revenue from its ARPU calculation because this revenue is generated from customers of Sprint and other carriers that use our network and not directly from our subscribers. ARPU is computed by dividing average monthly service revenue for the period by the average subscribers for the period.

o "Churn" is the average monthly rate of subscriber turnover that both voluntarily and involuntarily discontinued service during the period, expressed as a percentage of the average subscribers for the period. Churn is computed by dividing the number of subscribers that discontinued service during the period, net of 30-day returns, by the average subscribers for the period.

o "CPGA" summarizes the average cost to acquire new subscribers during the period. CPGA is computed by adding the equipment margin for handsets sold to new subscribers (equipment revenues less cost of equipment, which costs have historically exceeded the related revenues) and selling and marketing expenses related to adding new subscribers. Retail customer service expenses and the equipment margin on handsets sold to existing subscribers, including handset upgrade transactions, are excluded, as these costs are incurred specifically for existing subscribers. That net amount is then divided by the total new subscribers acquired during the period. Prior to June 30, 2004, the Company included upgrade costs for existing subscribers as a component of CPGA. The Company believes the measure is more meaningful and comparable if these costs are excluded given they relate to existing subscribers. For the quarter ended June 30, 2004, the Company has excluded handset upgrade costs from the CPGA calculation for all periods presented.

o    "EBITDA"  means  earnings  before   interest,   taxes,   depreciation   and
     amortization.


                                     -MORE-

AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 6
April 11, 2004

                                AIRGATE PCS, INC.
                           Consolidated Balance Sheets
           (Dollars in thousands, except share and per share amounts)


                                                                                     June 30,        September 30,
                                                                                       2004               2003
                                                                                 -----------------  -----------------
                                                                                   (unaudited)
Assets
Current assets:
    Cash and cash equivalents                                                            $ 61,962           $ 54,078
    Accounts receivable, net of allowance for doubtful
      accounts of $4,009 and $4,635                                                        26,219             26,994
    Receivable from Sprint                                                                 14,371             15,809
    Inventories                                                                             2,709              2,132
    Prepaid expenses                                                                        3,519              2,107
    Other current assets                                                                      306                145
                                                                                 -----------------  -----------------
      Total current assets                                                                109,086            101,265
Property and equipment, net of accumulated depreciation and
    amortization of $165,660 and $129,986                                                 154,199            178,070
Financing costs                                                                             2,999              6,682
Direct subscriber activation costs                                                          2,245              3,907
Other assets                                                                                1,046                992
                                                                                 -----------------  -----------------
          Total assets                                                                  $ 269,575          $ 290,916
                                                                                 =================  =================

Liabilities and Stockholders' Deficit
Current liabilities:
    Accounts payable                                                                      $ 2,775            $ 5,945
    Accrued expense                                                                        18,969             12,104
    Payable to Sprint                                                                      50,215             45,069
    Deferred revenue                                                                        8,694              7,854
    Current maturities of long-term debt                                                   19,156             17,775
                                                                                 -----------------  -----------------
      Total current liabilities                                                            99,809             88,747
Deferred subscriber activation fee revenue                                                  3,829              6,701
Other long-term liabilities                                                                 2,273              1,841
Long-term debt, excluding current maturities                                              252,812            386,509
Investment in iPCS                                                                              -            184,115
                                                                                 -----------------  -----------------
      Total liabilities                                                                   358,723            667,913

Commitments and contingencies                                                                   -                  -

Stockholders' deficit:
    Preferred stock, $.01 par value;
     1,000,000 shares authorized; no shares
     issued and outstanding                                                                    -                  -
    Common stock, $.01 par value; 30,000,000
     shares authorized; 11,771,019 and 5,192,238
     shares issued and outstanding at June 30, 2004
     and September 30, 2003                                                                   118                 52
    Additional paid-in-capital                                                          1,046,376            924,095
    Unearned stock compensation                                                                (5)              (203)
    Accumulated deficit                                                                (1,135,637)        (1,300,941)
                                                                                 -----------------  -----------------
      Total stockholders' deficit                                                         (89,148)          (376,997)
                                                                                 -----------------  -----------------
          Total liabilities and stockholders' deficit                                   $ 269,575          $ 290,916
                                                                                 =================  =================
                                     -MORE-

AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 7
April 11, 2004

                                    AIRGATE PCS, INC.
                      Consolidated Statements of Operations
           (Dollars in thousands, except share and per share amounts)

                                                                    Quarter Ended                   Nine Months Ended
                                                                       June 30,                          June 30,
                                                          -------------------------------   --------------------------------
                                                               2004            2003              2004             2003
                                                          ---------------  --------------   ---------------  ---------------
Revenue:
     Service revenue                                            $ 65,037        $ 64,936         $ 188,866        $ 185,032
     Roaming revenue                                              17,389          15,764            47,370           48,569
     Equipment revenue                                             3,612           2,486             9,341            8,199
                                                          ---------------  --------------   ---------------  ---------------
        Total revenue                                             86,038          83,186           245,577          241,800

Operating Expense:
     Cost of service and roaming (exclusive
      of depreciation and amortization as
      shown separately below)                                     43,278          46,040           125,179          138,210
     Cost of equipment                                             6,670           4,969            20,458           15,271
     Selling and marketing expense                                10,890          12,703            36,931           40,906
     General and administrative expense                            4,970           5,401            17,806           15,437
     Depreciation and amortization of
      property and equipment                                      12,015          11,588            35,674           34,832
     Loss (gain) on disposal of property
      and equipment                                                   (2)              -                (7)             418
                                                          ---------------  --------------   ---------------  ---------------
        Total operating expense                                   77,821          80,701           236,041          245,074
                                                          ---------------  --------------   ---------------  ---------------
        Operating income (loss)                                    8,217           2,485             9,536           (3,274)
Interest income                                                      188              38               510               63
Interest expense                                                  (6,230)        (10,770)          (28,857)         (31,161)
                                                          ---------------  --------------   ---------------  ---------------
        Income (loss) from continuing
         operations before income tax                              2,175          (8,247)          (18,811)         (34,372)
Income tax                                                             -               -                 -                -
                                                          ---------------  --------------   ---------------  ---------------
        Income (loss) from continuing
         operations                                                2,175          (8,247)          (18,811)         (34,372)
Discontinued Operations:
     Loss from discontinued operations                                 -               -                 -          (42,571)
     Gain on disposal of discontinued
      operations net of $0 income tax expense                          -               -           184,115                -
                                                          ---------------  --------------   ---------------  ---------------
        Income (loss) from discontinued operations                     -               -           184,115          (42,571)
                                                          ---------------  --------------   ---------------  ---------------
        Net income (loss)                                        $ 2,175        $ (8,247)        $ 165,304        $ (76,943)
                                                          ===============  ==============   ===============  ===============

Weighted-average number of shares outstanding
     Basic shares                                             11,769,976       5,187,967         8,359,868        5,179,483
     Dilutive shares                                          11,857,479       5,187,967         8,359,868        5,179,483


Basic and diluted earnings (loss) per share:
     Basic:
     Income (loss) from continuing operations                     $ 0.18         $ (1.59)          $ (2.25)         $ (6.64)
     Income (loss) from discontinued operations                        -               -             22.02            (8.22)
                                                          ---------------  --------------   ---------------  ---------------
        Net income (loss)                                         $ 0.18         $ (1.59)          $ 19.77         $ (14.86)
                                                          ===============  ==============   ===============  ===============

     Diluted:
     Income (loss) from continuing operations                     $ 0.18         $ (1.59)          $ (2.25)         $ (6.64)
     Income (loss) from discontinued operations                        -               -             22.02            (8.22)
                                                          ---------------  --------------   ---------------  ---------------
        Net income (loss)                                         $ 0.18         $ (1.59)          $ 19.77         $ (14.86)
                                                          ===============  ==============   ===============  ===============

                                     -MORE-

AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 8
April 11, 2004

                                AIRGATE PCS, INC.
            Non-GAAP Financial Measures and Key Operating Statistics


                                                                         For the Quarters Ended June 30,
                                                          ------------------------------------------------------------------------
                                                                                              Increase             Increase
                                                             2004             2003           (Decrease)$          (Decrease)%
                                                          ------------  --------------     ---------------      ------------------
Total subscribers, end of period                            375,241         364,157               11,084                3.0%
Subscriber gross additions                                   38,223          38,919                 (696)              (1.8%)
Subscriber net additions                                      7,434           5,593                1,841               32.9%
Churn                                                         2.55%           2.90%               (0.35%)                 NM
ARPU                                                        $ 58.35         $ 59.90              $ (1.55)              (2.6%)
CPGA                                                          $ 330           $ 381                $ (51)             (13.4%)
EBITDA                                                     $ 20,232        $ 14,073              $ 6,159               43.8%



                                                                         For the Quarters Ended June 30,
                                                          ------------------------------------------------------------------------
                                                                                              Increase             Increase
                                                             2004             2003           (Decrease)$          (Decrease)%
                                                          ------------  --------------     ---------------      ------------------
Income (loss) from continuing operations                    $ 2,175        $ (8,247)            $ 10,422              126.4%
Depreciation and amortization of property and
 equipment                                                   12,015          11,588                  427                3.7%
Interest income                                                (188)            (38)                (150)             394.7%
Interest expense                                              6,230          10,770               (4,540)              42.2%
                                                     ---------------  --------------   ------------------
EBITDA                                                     $ 20,232        $ 14,073              $ 6,159               43.8%
                                                     ===============  ==============   ==================


                                                                         For the Quarters Ended June 30,
                                                          ------------------------------------------------------------------------
                                                                                              Increase             Increase
                                                             2004             2003           (Decrease)$          (Decrease)%
                                                          ------------  --------------     ---------------      ------------------
Average Revenue Per User (ARPU):
Service revenue                                            $ 65,037        $ 64,936                $ 101                0.2%
Average subscribers                                         371,524         361,361               10,164                2.8%
ARPU                                                        $ 58.35         $ 59.90              $ (1.55)              (2.6%)



                                                                         For the Quarters Ended June 30,
                                                          ------------------------------------------------------------------------
                                                                                              Increase             Increase
                                                             2004             2003           (Decrease)$          (Decrease)%
                                                          ------------  --------------     ---------------      ------------------
Cost Per Gross Addition (CPGA):
Selling and marketing expense                              $ 10,890        $ 12,703             $ (1,813)             (14.3%)
Plus: activation costs                                          706             333                  373              112.0%
Plus: cost of equipment                                       6,670           4,969                1,701               34.2%
Less: costs for existing subscribers                         (2,039)           (679)              (1,360)             200.3%
Less: equipment revenue                                      (3,612)         (2,486)              (1,126)             (45.3%)
                                                     ---------------  --------------
Total acquisition costs                                    $ 12,615        $ 14,840             $ (2,225)             (15.0%)
                                                     ===============  ==============
Gross additions                                              38,223          38,919                 (696)              (1.8%)
CPGA                                                          $ 330           $ 381                $ (51)             (13.4%)


                                     -MORE-

AirGate PCS' Announces Third Quarter Fiscal 2004 Results
Page 9
April 11, 2004

                          AIRGATE PCS, INC.
      Non-GAAP Financial Measures and Key Operating Statistics


                                                                       For the Nine Months Ended June 30,
                                                        ------------------------------------------------------------------------
                                                                                            Increase             Increase
                                                           2004             2003           (Decrease)$          (Decrease)%
                                                        ------------  --------------     ---------------      ------------------
Subscriber gross additions                                115,565         137,543              (21,978)             (16.0%)
Subscriber net additions                                   15,781          25,018               (9,237)             (36.9%)
Churn                                                       2.83%           3.30%               (0.47%)                 NM
ARPU                                                      $ 57.13         $ 58.47              $ (1.34)              (2.3%)
CPGA                                                        $ 374           $ 344                 $ 30                8.7%
EBITDA                                                   $ 45,210        $ 31,558             $ 13,652               43.3%



                                                                       For the Nine Months Ended June 30,
                                                        ------------------------------------------------------------------------
                                                                                            Increase             Increase
                                                           2004             2003           (Decrease)$          (Decrease)%
                                                        ------------  --------------     ---------------      ------------------
Loss from continuing operations                         $ (18,811)      $ (34,372)            $ 15,561               45.3%
Depreciation and amortization of property and
 equipment                                                 35,674          34,832                  842                2.4%
Interest income                                              (510)            (63)                (447)             709.5%
Interest expense                                           28,857          31,161               (2,304)               7.4%
                                                   ---------------  --------------   ------------------
EBITDA                                                   $ 45,210        $ 31,558             $ 13,652               43.3%
                                                   ===============  ==============   ==================




                                                                       For the Nine Months Ended June 30,
                                                        ------------------------------------------------------------------------
                                                                                            Increase             Increase
                                                           2004             2003           (Decrease)$          (Decrease)%
                                                        ------------  --------------     ---------------      ------------------
Average Revenue Per User (ARPU):
Service revenue                                          $188,866        $185,032              $ 3,834                2.1%
Average subscribers                                       367,351         351,648               15,703                4.5%
ARPU                                                      $ 57.13         $ 58.47              $ (1.34)              (2.3%)



                                                                       For the Nine Months Ended June 30,
                                                        ------------------------------------------------------------------------
                                                                                            Increase             Increase
                                                           2004             2003           (Decrease)$          (Decrease)%
                                                        ------------  --------------     ---------------      ------------------
Cost Per Gross Addition (CPGA):
Selling and marketing expense                            $ 36,931        $ 40,906             $ (3,975)              (9.7%)
Plus: activation costs                                      2,424             747                1,677              224.5%
Plus: cost of equipment                                    20,458          15,271                5,187               34.0%
Less: costs for existing subscribers                       (7,215)         (1,396)              (5,819)             416.8%
Less: equipment revenue                                    (9,341)         (8,199)              (1,142)             (13.9%)
                                                   ---------------  --------------
Total acquisition costs                                  $ 43,257        $ 47,329             $ (4,072)              (8.6%)
                                                   ===============  ==============
Gross additions                                           115,565         137,543              (21,978)             (16.0%)
CPGA                                                        $ 374           $ 344                 $ 30                8.7%


                                -END-